                                                                   Exhibit 10.02


                            LEASE AMENDING AGREEMENT


This Agreement, made this 17th day of December, 1996, between:

                             SHERWAY CENTRE LIMITED

                      (hereinafter called the "Landlord")
                               OF THE FIRST PART

                                     -and-

                          DELRINA (CANADA) CORPORATION

                       (hereinafter called the "Tenant")
                               OF THE SECOND PART

                                     -and-

                              DELRINA CORPORATION

                     (hereinafter called the "Indemnifier")
                               OF THE THIRD PART


       WHEREAS, by a certain lease dated the 31st day of July, 1995 (the "Lease") the Landlord leased to the Tenant certain premises (the "Initial Premises") containing approximately 74,174 square feet and comprising all of the 5th and 6th floors of One Part Centre and all of the 3rd, 4th and 5th floors of Two Park Centre, 895 Don Mills Road, Don Mills, Ontario, for a term of ten (10) years commencing on the 1st day of August, 1995 and from thenceforth next ensuing and fully to be completed and ended on the 31st day of July, 2005 (the "Term");

       AND WHEREAS, the Landlord and the Tenant amended the Lease pursuant to a Lease Amending Agreement dated the 1st day of December, 1995 (the "LAA 1") upon such terms and conditions as contained therein;

       AND WHEREAS, the Landlord and the Tenant further amended the Lease pursuant to a Lease Amending Agreement dated the 13th day of March, 1996 (the "LAA 2") upon such terms and conditions as contained therein;

       AND WHEREAS, the Lease, the LAA 1 and the LAA 2 are collectively referred to herein as the "Lease";

       AND WHEREAS, the Tenant is desirous of leasing certain additional space from the Landlord and surrendering certain existing space to the Landlord;

       AND WHEREAS, the Landlord and the Tenant have agreed to amend the Lease upon such terms and conditions as hereinafter set forth;

       AND WHEREAS, the Indemnifier has joined in this presents to acknowledge, confirm and ratify the LAA 1, the LAA 2 and the Lease as amended herein;

       AND WHEREAS, the Landlord, the Tenant and the Indemnifier each has full authority to execute this Agreement.

       NOW THEREFORE WITNESSETH that in consideration of the premises and mutual covenants and agreements herein contained and the sum of One Dollar ($1.00), paid by each of the parties to the other, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto mutually covenant and agree with each other as follows:
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                                      -2-


1. The effective date of this agreement shall be January 1, 1997 (the "Effective Date").

2. Notwithstanding Section 2.4 of the Lease, the Tenant shall peaceably surrender to the Landlord the following portion of the Premises (collectively referred to herein as the "Surrendered Premises") on the dates stated below:

    (i) On May 31st., 1997 ("Surrender Date 1") the 5th Floor of One Park Centre, comprising 14,949 square feet of Rentable Space ("Surrendered Premises 1").

    (ii) On January 31st., 1997 ("Surrender Date 2") the 6th Floor of One Park Centre, comprising 14,434 square feet of Rentable Space ("Surrendered Premises 2").

    Subject to the timely surrenders of the Surrendered Premises, as aforesaid, the Landlord and the Tenant mutually acknowledge and agree that all liabilities and contractual agreements of whatever nature between the parties hereto will cease to exist with respect to the Surrendered Premises on Surrender Date 1 with respect to the Surrendered Premises 1 and on Surrender Date 2 with respect to the Surrendered Premises 2, SUBJECT to payment by the Tenant to the Landlord of rental payments outstanding with respect to the Surrendered Premises as at their respective surrender dates as aforesaid, and SUBJECT further to payment by the Tenant to the Landlord of other rental payments, if any, with respect to adjustments to annual Operating Costs and Taxes up to the respective surrender dates, as aforesaid, of the Surrendered Premises, which obligations on the part of the Tenant shall survive and be effective notwithstanding the respective surrenders as aforesaid.

3. The Landlord hereby leases to the Tenant and the Tenant hereby accepts from the Landlord the entire 7th Floor in Two Park Centre comprising 13,244 square feet of Rentable Space (the "Additional Premises") to have and to hold effective from June 1, 1997 (the "AP Commencement Date") and ending the last day of July, 2005, subject to the terms and conditions herein contained, and the Lease Mutatis Mutandis.

4. The following terms and conditions shall apply, inter alia, with respect to the Additional Premises:

    (i) For the period commencing on AP Commencement Date and ending on July 31, 2005, Fixed Rent shall be Eighty-nine thousand, three hundred and ninety-seven dollars and fifty cents ($89,397.50) per annum payable by the Tenant to the Landlord in equal consecutive monthly instalments in advance of Seven thousand, four hundred and forty-nine dollars and seventy-five cents ($7,449.75) each, calculated at the rate of Six dollars and seventy-five cents ($6.75) per square foot of Rentable Space per annum;

    (ii) The Tenant shall have early occupancy of the Additional Premises on February 1, 1997 and shall not be responsible for payment of Fixed Rent and Operating Costs and Taxes (save and except for Hydro charges) for the period February 1, 1997 up to and including May 31, 1997 PROVIDED that all other terms and conditions of the Lease shall apply Mutatis Mutandis.

    (iii) The Tenant shall take occupancy and possession of the Additional Premises in its "AS IS" condition, as existing at the date hereof, it being clearly understood, acknowledged and accepted that the Landlord is not required to perform any work in or to, or improve the Additional Premises and all and any expense related thereto shall be to the Tenant's sole account.




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                                     - 3 -


5. The Lease shall be and is hereby amended by the deletion of the following definitions in Section 1.1:

     (i)   "Cafeteria Premises"
     (ii)  "First Expansion Premises"
     (iii) "Initial Premises"
     (iv)  "Second Expansion Premises"
     (v)   "Swing Space"

     Accordingly, whenever in the Lease the foregoing terms appear, they shall be deemed to be inapplicable and of no consequence or effect.

6. The Lease shall be and is hereby amended by the deletion of the definition of "Premises" and the substitution therefor of the following:

     "PREMISES means collectively the following Rentable Space in TWO PARK CENTRE comprising in the aggregate of 58,035 square feet:

     All of the 3rd Floor  -  14,921 square feet
     All of the 4th Floor  -  14,921 square feet
     All of the 5th Floor  -  14,949 square feet
     All of the 7th Floor  -  13,244 square feet"

     Accordingly, whenever in the Lease the term "Premises" appears, it shall be deemed to be 58,035 square feet of Rentable Space.

7. Section 2.3 of the Lease shall be and is hereby deleted and the following substituted therefor:

     "2.3   Term.  The Term shall be:

     (i) With respect to the 3rd Floor, 4th Floor and 5th Floor premises, ten (10) years commencing on August 1, 1995 (the "Initial Commencement Date") and ending on July 31, 2005, and

     (ii) With respect to the 7th Floor premises (the "Additional Premises"), eight (8) years and two (2) months commencing on June 1, 1997 and ending on July 31, 2005."


8. Section 6.1(a) of the Lease shall be and is hereby deleted and the following substituted therefor:

     "(a)   Fixed Rent for the Premises shall be as follows:

     (i) For the 3rd Floor, 4th Floor and 5th Floor of the Premises comprising 44,791 square feet of Rentable Space, Two hundred thirty-five thousand, one hundred and fifty-two dollars and seventy-five cents ($235,152.75) per annum, in equal monthly instalments of Nineteen thousand, five hundred and ninety-six dollars and six cents ($19,596.06) each, calculated at the rate of Five dollars and twenty-five cents ($5.25) per square foot of Rentable Space per annum, for the period January 1, 1997 up to and including July 31, 2005; and

     (ii) For the Additional Premises comprising of 13,244 square feet of Rentable Space (and as defined herein), Eighty-nine thousand, three hundred and ninety-seven dollars ($89,397.00) per annum, in equal monthly instalments of Seven thousand, four hundred and forty-nine dollars and seventy-five cents ($7,449.75) each calculated at the rate of Six dollars and seventy-five cent ($6.75) per square foot of Rentable Space per annum for the period June 1, 1997 up to and including July 31, 2005; and
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        (iii)   For Surrendered Premises 1 (as defined herein), Ninety thousand, four hundred and forty-one dollars and forty-five cents ($90,441.45) per annum, in equal monthly installments of Seven thousand, five hundred and thirty-six dollars and seventy-nine cents ($7,536.79) each calculated at the rate of Six dollars and five cents ($6.05) per square foot of Rentable Space per annum for the period January 1, 1997 up to and including May 31, 1997; and

        (iv) For Surrendered Premises 2 (as defined herein), Seven thousand, two hundred and seventy-seven dollars and fourteen cents ($7,227.14) for the period January 1, 1997 up to and including January 31, 1997, calculated at the rate of Six dollars and five cents ($6.05) per square foot of Rentable Space per annum.

        Fixed Rent payable by the Tenant with respect to the Premises for any Renewal Term provided for in the Lease shall be determined in the manner required by this Lease.

        For clarity, there shall be no rent free period or abatement with respect to any monthly parking fees payable under this Lease, nor with respect to the repayment of leasehold improvement allowances pursuant to paragraph 2 of Schedule C".

 9.     (a)     Schedule A of the Lease shall be and is hereby amended by the detachment of the following floor plans therefrom:

        (i)     Cafeteria Space, Building #1    approximately 7,000 square feet
        (ii)    Suite 500, Building #1          14,949 square feet (Surrendered Premises 1)
        (iii)   Suite 600, Building #1          14,434 square feet (Surrendered Premises 2)

        (b) Schedule A of the Lease shall be and is hereby amended by the addition of the floor plan attached hereto as "Addendum 1" outlining the 7th Floor, Building #2, 13,244 square feet, the Additional Premises.

10. Schedule C of the Lease shall be and is hereby amended by the deletion therefrom of the following sections in their entirety:

        (i) Section 3, Expansion Premises, as amended by Sections 1, 4, 5 and 6 of LAA 2; and

        (ii)    Section 4, Swing Space, as amended by Sections 2 and 3 of LAA
                2; and

        (iii)   Section 6, Cafeteria Premises.

11. Schedule C of the Lease shall be and is hereby amended in Section 5(c)(i) therein by the deletion of the figure "$839,662.00" and substitution therefor of the figure "$676,256.80".

12. For the sake of clarity and greater certainty, the Tenant's surrender of the Surrendered Premises and its leasing of the Additional Premises shall NOT be deemed or construed to be a relocation under Section 10 of Schedule C of the Lease.

13. The Tenant acknowledges and agrees that the Landlord will be permitted to and provided with the ability to market and show Surrendered Premises 1 to prospective tenants as from the Effective Date of this Agreement, upon one (1) business day's notice from the Landlord or its authorized agents subject to Section 2(i) herein.

14. The Tenant acknowledges that the Landlord has entered into an agreement to lease Surrendered Premises 2 with JETFORM CORPORATION effective as from February 1, 1997 upon such terms and conditions as more particularly contained in such agreement between the Landlord and Jetform Corporation.




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15.  The Landlord and the Tenant acknowledge and agree that the demise by the
     Landlord to the Tenant of the Conference Premises shall be governed by LAA 1 which shall continue to be in force and effect.

16. Any capitalized terms in this Agreement shall have the same meaning as ascribed thereto in the Lease unless otherwise defined herein.

17. The parties hereto confirm that in all other respects, the terms, covenants and conditions of the Lease as previously amended by all agreements mentioned herein shall remain unchanged and in full force and effect, except as modified by this Agreement.

18. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, legal representatives, successors and assigns.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement on this 6th day of February 1997.

                                   SHERWAY CENTRE LIMITED

                                   Per /s/ Wendy White
                                      -------------------------------
                                      Title VICE PRESIDENT

                                   Per /s/ Greg Joel
                                      -------------------------------
                                      Title VICE PRESIDENT


                                   DELRINA (CANADA) CORPORATION

                                   Per /s/ Derek Witte
                                      -------------------------------
                                      Title SECRETARY

                                   Per /s/ Robert Dykes
                                      -------------------------------
                                      Title  PRESIDENT

                                   DELRINA CORPORATION

                                   Per /s/ Derek Witte
                                      -------------------------------
                                      Title SECRETARY

                                   Per /s/ Robert Dykes
                                      -------------------------------
                                      Title  PRESIDENT




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                                   ADDENDUM 1

                                  [FLOOR PLAN]